                                                Filed pursuant to Rule 424(b)(3)
                                                      Registration No. 333-44532
                              Zero Coupon Convertible Senior Debentures due 2020
                                                           CUSIP No. 629568 AC 0


                             NABORS INDUSTRIES, INC.

                 PROSPECTUS SUPPLEMENT NO. 7 DATED JUNE 5, 2001
                      TO PROSPECTUS DATED SEPTEMBER 6, 2000

         The selling securityholders table on pages 7 and 8 of the prospectus, as previously supplemented, is further amended by this supplement no. 7 to add the following entities as selling securityholders and to list the amounts of the securities beneficially owned and being offered for sale by such securityholders:

                                      ZERO COUPON CONVERTIBLE DEBENTURES
                                                  DUE 2020
                                     ----------------------------------------
                                          AMOUNT               AMOUNT OFFERED
SELLING SECURITYHOLDER               BENEFICIALLY OWNED           FOR SALE
----------------------               ------------------        --------------
Goldman Sachs and Company(1)            $15,966,000              $15,966,000
Saltchuk                                $    45,000              $    45,000


         The table is further amended (a) to reduce the amounts beneficially owned and offered for sale by Allstate Life Insurance Company to zero and (b) to reduce the amounts previously registered by Goldman Sachs and Company to $2,626,000.


--------------
(1) This entity and/or affiliates have provided, and may in the future provide, investment banking services to us, including acting as lead underwriter and/or co-manager with respect to offerings of debt and equity securities.